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                                 EXHIBIT 12(a)

                              METRIS COMPANIES INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                      -----------------------
                                                                2002            2001           2000           1999          1998
                                                              --------        --------       --------       --------       -------
Earnings (loss) before income taxes, extraordinary
     loss and  cumulative effect of accounting
     change: (1)                                               $(49,781)      $421,868       $322,911       $191,316      $ 93,248

Fixed Charges: (1)
     Interest on indebtedness, and
       amortization of debt expense                             103,516        166,280        133,006         55,841        30,513
     Interest factor of rental expense                            7,930          7,274          6,023          3,706         2,134
                                                               --------       --------       --------       --------      --------
     Total fixed charges                                        111,446        173,554        139,029         59,547        32,647
                                                               --------       --------       --------       --------      --------

Total available earnings                                       $ 61,665       $595,422       $461,940       $250,863      $125,895
                                                               ========       ========       ========       ========      ========
Ratio of earnings to fixed charges                                 0.55           3.43           3.32           4.21          3.86
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(1)      As defined in Item 503(d) of Regulation S-K.